Exhibit 23.1

[Letterhead of BKD, LLP]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-161947) pertaining to the Jacksonville Savings Bank 401(k) Profit Sharing Plan, of our report dated June 22, 2011, with respect to the financial statements of the Jacksonville Savings Bank 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ BKD, LLP

Decatur, Illinois
June 22, 2011